Exhibit 15.2

北京市朝阳区东三环中路 5 号财富金融中心 57 层 5705 室 邮政编码 100020

Suite 5705, 57th Floor, Fortune Financial Center, 5 East 3rd Ring Road, Chaoyang District, Beijing 100020, PRC

电话/Tel: +(8610)6530 9989

网址/Web: http://www.pacgatelaw.com

April 20, 2026

To: Jayud Global Logistics Limited (the “Company”)

Building 3, No. 7 Gangqiao Road, Li Lang Community

Nanwan Street, Longgang District

Shenzhen, Guangdong, People’s Republic of China

Dear Sirs,

We consent to the references to our firm in the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2025 (together with any future amendments or supplements thereto, the “Annual Report”) filed with the Securities and Exchange Commission. We also consent to the filing of this consent letter as an exhibit to the Annual Report if required.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ PacGate Law Group
PacGate Law Group